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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                CAREINSITE, INC.


          CAREINSITE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is CAREINSITE, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was November 24, 1998.

          2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by deleting Article I and Articles IV through X and by substituting in lieu thereof new provisions for each of Article I and Articles IV through XIV as set forth below.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                   ARTICLE I

                                      Name

          The name of the corporation is CareInsite, Inc. (the "Corporation").
                                                                -----------


                                   ARTICLE II

                     Registered Office and Registered Agent

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.



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                                  ARTICLE III

                               Corporate Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").
                                   -----------------------


                                  ARTICLE IV

                                 Capital Stock

          The Corporation shall have authority, to be exercised by the Board of Directors, to issue a total of 330,000,000 shares consisting of 300,000,000 shares of common voting stock of the par value of $0.01 per share (the "Common
                                                                        ------
Stock") and 30,000,000 shares of preferred stock of the par value of $0.01 per
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share (the "Preferred Stock").  Shares of the Preferred Stock shall be
            ---------------
designated as the Board of Directors may determine and may be issued in series by the Board of Directors as hereinafter provided in paragraph (c) below. The relative rights and preferences of the shares of capital stock of the Corporation shall be as follows:

     (a) Each holder of Common Stock shall at every meeting of stockholders of the Corporation be entitled to one vote in person or by proxy for each share of Common Stock held by such holder and each holder of Preferred Stock with voting rights shall be entitled to such voting rights as specified pursuant to paragraph (c)(vii) below.

     (b) Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation in the event of any liquidation, dissolution, or winding up of the Corporation.

     (c) The Preferred Stock may be divided into and issued from time to time in one or more series. All shares of the Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority that is hereby expressly vested in the Board of Directors; provided, however, that each share of a given series of the Preferred Stock shall be identical in all respects with the other shares of such series. Before any shares of the Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, in the manner provided by law, the following particulars with respect to the share of such series:
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          (i) the distinctive designation of such series and the number of shares of Preferred Stock that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then issued) from time to time by the Board of Directors by resolution:

          (ii) the dividend or rate of divided payable with respect to shares of Preferred Stock of such series, the time of payment of any dividend, whether dividends shall be cumulative and, if so, the conditions under which and the date from which dividends shall be accumulated;

          (iii) the redemption provisions applicable to the shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or prices at which, and the other terms and conditions under which the shares of Preferred Stock of such series shall be redeemable;

          (iv) the amount payable on shares of Preferred Stock of such series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, which shall not be deemed to include the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation;

          (v) the purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock of such series;

          (vi) the rights, if any, of the holders of shares of Preferred Stock of such series to convert such shares into or exchange such shares for shares of the Common Stock or shares of any other series of the Preferred Stock and the terms and conditions of such conversion or exchange;

          (vii) the extent of voting rights of the shares of Preferred Stock of such series or the absence thereof; and

          (viii) such other terms, limitations, rights and preferences, if any, of such series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of creation of such series.


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                                   ARTICLE V

                          Number and Term of Directors


          The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined in the By-Laws as provided therein. The directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.


                                   ARTICLE VI

                                   Vacancies

          The power to fill vacancies on the Board of Directors (whether by reason of resignation, removal with or without cause, the creation of new directorships or otherwise) shall be vested in the Board of Directors, except as provided below, and vacancies may be filled by a majority of the directors then in office, although less than a quorum, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies. Any director chosen by the Board of Directors to fill a vacancy shall hold office only until the next election of directors by stockholders and until that director's successor shall be elected and shall have qualified. In the case of removal of a director by the affirmative vote of the stockholders pursuant to
Article IX of this Certificate of Incorporation, the vacancy created by such removal shall be filled by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote thereon. Should the stockholders entitled to vote thereon fail to elect a director to fill a vacancy caused by the removal of a director by the affirmative vote of the stockholders pursuant to Article IX of this Certificate of Incorporation, such vacancy shall be filled by the Board of Directors as provided herein.


                                  ARTICLE VII

                                Special Meetings

          Special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings or, if the By-laws so provide, by the Chairman of the Board of Directors of the Corporation or by the Chief Executive Officer of the Corporation.
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                                  ARTICLE VIII

                                    By-Laws

          The original By-Laws of the Corporation shall be adopted by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.


                                   ARTICLE IX

                       Election and Removal of Directors

          The election of directors need not be by written ballot unless required by the By-Laws of the Corporation. Any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, and the vacancy in the Board of Directors caused by any such removal shall be filled as provided in Article VI herein; provided, that where the holders of any class or series of Preferred Stock are entitled to elect one or more directors the provisions of the Certificate of Designation of such class or series of Preferred Stock shall apply, in respect of removal, with or without cause, of a director or directors so elected.


                                   ARTICLE XI

               Indemnification of Directors, Officers and Others

          (a) The Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

          (b) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article XI
                                     --------  -------
shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law, or (iv) for any
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                                       6

transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal.


                                  ARTICLE XII

                                 Reorganization

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE XIII

                            Corporate Opportunities

          To the fullest extent permitted by law, so long as the Corporation is controlled by, or under common control with, Synetic, Inc., a Delaware corporation ("Synetic," which term shall include any successor to Synetic), (i)
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directors or officers of the Corporation who are also directors or officers of
Synetic shall be obligated to present to the corporation a potential acquisition which may be made by either the Corporation or Synetic of a business Engaged (as defined below) in the Company's Business (as defined below) and (ii) directors or officers of the Corporation who are also directors or officers of Synetic shall have no obligation to present to the Corporation a potential acquisition which may be made by either the Corporation or Synetic of a business which is not Engaged in the Company's Business to the Corporation. For purposes of this
Article XIII: (A) the term "Synetic" shall also be deemed to include each subsidiary of Synetic and each other entity in which Synetic owns (directly or indirectly) more then 50% of the outstanding voting capital stock or voting power; (B) an entity shall be deemed to be "Engaged" in any business from which
                                            -------
it derived more than 10% of its net revenues for the fiscal year most recently completed prior to such measurement (provided, however, that the net revenues of any businesses acquired during such fiscal year or since the end of such fiscal year shall be taken into account, on a pro forma basis, in calculating net revenues for such fiscal year); and (C) the "Company's Business" shall mean the
                                             ------------------
provision of electronic commerce prescription, laboratory and managed care communication services that connect physicians with payers (including without limitation, indemnity insurance companies, HMOs, PBMs and employers), pharmacies and laboratories for purposes of this Article XIII (provided, however, that in no event shall the business transacted using such communication services or the businesses of the persons and entities connected by such communication services be deemed to be part of the "Company's Business").

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                                  ARTICLE XIV

                                   Amendment

          The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

     4. This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the
     General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, said CAREINSITE, INC. has caused this Certificate to be
signed by David C. Amburgey, its Vice President-General Counsel, on this     th
day of June, 1999.

                                     CAREINSITE, INC.


                                     By
                                       -------------------------------
                                       David C. Amburgey
                                       Senior Vice President-General Counsel